Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2026 relating to the financial statements of Honeywell Aerospace Inc. appearing in (1) Amendment No. 2 to the Registration Statement on Form 10 of Honeywell Aerospace Inc. (Registration No. 001-43173) filed on June 8, 2026 and (2) the Current Report on Form 8-K of Honeywell Aerospace Inc. filed on June 15, 2026.
/S/ DELOITTE & TOUCHE LLP
Tempe, Arizona
June 29, 2026